Exhibit 99.1

CorEnergy Schedules 2017 Annual Stockholders Meeting

FOR IMMEDIATE RELEASE

KANSAS CITY, Mo.—March 3, 2017 – CorEnergy Infrastructure Trust, Inc. (“CorEnergy” or the “Company”) has announced today that its 2017 Annual Meeting will be held on Wednesday, May 17, 2017 at 10:00 a.m. Central Time. The meeting will be held at 1100 Walnut Street, Kansas City, Missouri on the fourth floor, in the Emerald Room. The Board of Directors established March 17, 2017 as the record date for determining stockholders entitled to vote at the Annual Meeting.

About CorEnergy Infrastructure Trust, Inc.

CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA), is a real estate investment trust (REIT) that owns essential midstream and downstream energy assets, such as pipelines, storage terminals, and transmission and distribution assets. We seek long-term contracted revenue from operators of our assets, primarily under triple net participating leases. For more information, please visit corenergy.reit.

Contact Information:
CorEnergy Infrastructure Trust, Inc.
Investor Relations
Lesley Schorgl, 877-699-CORR (2677)
info@corenergy.reit

1100 Walnut, Suite 3350, Kansas City, MO 64106 | Main: 816-875-3705 | Fax: 816-875-5875 | corridortrust.com